                                                                 EXHIBIT 11
                                                                 Page 1 of 2


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                                   1997      1996      1997      1996
                                 --------  --------  --------  ------
INCOME DATA:

  Net income (loss) applicable
    to common shares             $(68,979) $ 25,706  $(14,289) $ 42,067
                                 ========  ========  ========  ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common
    shares                        166,540   166,373   166,514   165,576
  Equivalent common shares
    from stock options               -          432      -          405
                                 --------  --------  --------  --------
  Common and common equivalent
    shares                        166,540   166,805   166,514   165,981
                                 ========  ========  ========  ========

EARNINGS PER COMMON SHARE:

  Net income (loss) per common
    and common equivalent shares $  (0.41) $   0.15  $  (0.09) $   0.25
                                 ========  ========  ========  ========

                                                       EXHIBIT 11
                                                       Page 2 of 2


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS

                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                                   1997      1996      1997      1996
                                 --------  --------  --------  ------
INCOME DATA:

  Net income (loss) applicable
    to common shares             $(68,979) $ 25,706  $(14,289) $ 42,067
                                 ========  ========  ========  ========


COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common
    shares                        166,540   166,373   166,514   165,576
  Equivalent common shares
    from stock options               -          432      -          405
                                 --------  --------  --------  --------
  Common and common equivalent
    shares                        166,540   166,805   166,514   165,981
                                 ========  ========  ========  ========


EARNINGS PER COMMON SHARE:

  Net income (loss) per common
    and common equivalent shares $  (0.41) $   0.15  $  (0.09) $   0.25
                                 ========  ========  ========  ========